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                                                                    EXHIBIT 23.7


                                  [LETTERHEAD]


                            THE CARSON MEDLIN COMPANY
                               INVESTMENT BANKERS


                                                                   April 6, 1998


CONSENT OF THE CARSON MEDLIN COMPANY

In connection with the proposed merger of Seminole Bank and F.N.B. Corporation, the undersigned, acting as an independent financial advisor to the common shareholders of Seminole Bank, hereby consents to the reference to our firm and our fairness opinion in the Form S-4 Registration Statement and to the inclusion of our fairness opinion as an exhibit to the S-4 Registration Statement.



                                                   /s/ The Carson Medlin Company

                                                   THE CARSON MEDLIN COMPANY